UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2022

COVETRUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38794	83-1448706
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7 Custom House Street Portland, ME	04101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 280-2221

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CVET	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On October 13, 2022 (the “Closing Date”), Covetrus, Inc. (“Covetrus” or the “Company”), Corgi Bidco, Inc. (“Parent”) and Corgi Merger Sub, Inc. (“Merger Sub”) completed the transactions contemplated by that certain Agreement and Plan of Merger, dated as of May 24, 2022 (the “Merger Agreement”), by and among the Company, Parent and Merger Sub, including Merger Sub merging with and into the Company (the “Merger”) with the Company surviving the Merger as a wholly owned subsidiary of Parent (the “Surviving Corporation”). Prior to the Merger, Parent and Merger Sub were subsidiaries of investment funds managed by Clayton, Dubilier & Rice, LLC (“CD&R”) and in connection with the Merger, Parent became indirectly owned by investment funds managed by CD&R and TPG Global, LLC (“TPG”). Prior to the Merger, CD&R VFC Holdings, L.P., an affiliate of CD&R (“CD&R VFC Holdings”), owned approximately 24% of the issued and outstanding shares of Company common stock, par value $0.01 per share (“Company common stock”). As a result of the Merger, investment funds managed by CD&R and TPG became the indirect owners of all of the issued and outstanding shares of Company common stock.

Item 1.01. Entry into a Material Definitive Agreement.

The Merger was funded in part with proceeds from (i) a $1,525 million first lien secured term loan facility (the “First Lien Term Loan Facility”), (ii) a $350 million second lien secured term loan facility (the “Second Lien Term Loan Facility”) and (iii) a borrowing against a $300 million first lien secured cash-flow based revolving credit facility (the “First Lien Revolving Credit Facility”).

New Credit Agreements

On October 13, 2022, Merger Sub and Corgi Distribution Finco, Inc. (“Distribution Finco” and, together with Merger Sub, the “Borrowers” and each, a “Borrower”), as the initial borrowers, entered into (a) a First Lien Credit Agreement (the “First Lien Credit Agreement”) by and among the Borrowers, CVET Midco 2, L.P. (“CVET Midco 2”), the lenders party thereto and Deutsche Bank AG New York Branch, as administrative agent and collateral agent, which provides for (i) the First Lien Term Loan Facility and (ii) the First Lien Revolving Credit Facility and (b) a Second Lien Credit Agreement (the “Second Lien Credit Agreement” and, together with the First Lien Credit Agreement, the “Credit Agreements”) by and among the Borrowers, CVET Midco 2, the lenders party thereto and Owl Rock Capital Corporation, as administrative agent and collateral agent, which provides for the Second Lien Term Loan Facility. Upon the consummation of the Merger, the Company succeeded Merger Sub as a borrower under the Credit Agreements. CVET Midco 1, L.P., CVET Midco 2, Parent, the Borrowers and certain subsidiaries of the Company are guarantors under the Credit Agreements. The obligations under the First Lien Credit Agreement are secured on a first priority basis by substantially all assets of the Borrowers and guarantors (subject to certain exclusions and exceptions), and the obligations under the Second Lien Credit Agreement are secured by the same assets on a second lien priority basis.

The First Lien Term Loan Facility will mature on October 13, 2029 and will bear interest at a floating rate per annum of, at the Borrower’s option, term SOFR plus 5.00% or a base rate plus 4.00%. The term SOFR rate is subject to an interest rate floor of 0.50% and the base rate is subject to an interest rate floor of 0.00%. Borrowings under the First Lien Term Loan Facility will amortize in equal quarterly installments in an amount equal to 1.00% per annum of the principal amount with the remaining balance payable upon maturity.

The First Lien Revolving Credit Facility will mature on October 13, 2027 and will bear interest at a floating rate per annum of, at the Borrower’s option, daily simple SOFR, term SOFR, EURIBOR, CDOR, SONIA or SARON (as applicable) plus 4.50%, or a base rate or Canadian prime rate plus 3.50%. Each of such rates is subject to an interest rate floor of 0.00%. Borrowings under the First Lien Revolving Credit Facility will not be subject to amortization.

The Second Lien Term Loan Facility will mature on October 13, 2030 and will bear interest at a floating rate per annum of, at the Borrower’s option, term SOFR plus 9.25% or a base rate plus 8.25%. The term SOFR rate is subject to an interest rate floor of 1.00% and the base rate is subject to an interest rate floor of 0.00%. Borrowings under the Second Lien Term Loan Facility will not be subject to amortization.

The First Lien Term Loan Facility may be prepaid at the Borrower’s option at any time, subject to minimum principal amount requirements. Prepayments of the First Lien Term Loan Facility in connection with a repricing transaction (as defined in the First Lien Credit Agreement) prior to October 13, 2023 are subject to a 1.00% prepayment premium. Prepayments may otherwise be made without premium or penalty (other than customary breakage costs).

The Second Lien Term Loan Facility may be prepaid at the Borrower’s option at any time, subject to minimum principal amount requirements. Prepayments of the Second Lien Term Loan Facility that are voluntary, made in connection with a repricing transaction, made using the proceeds of refinancing or unpermitted indebtedness or made in connection with a change of control offer (i) on or prior to October 13, 2023 are subject to a 2.00% prepayment premium and (ii) after October 13, 2023 but on or prior to October 13, 2024 are subject to a 1.00% prepayment premium. Prepayments may otherwise be made without premium or penalty.

The Borrowers will be required to prepay the loans under the Credit Agreements, subject to certain exceptions, thresholds and reinvestment rights, with a specified percentage of (i) the net cash proceeds of certain asset sales, (ii) the net cash proceeds of certain debt offerings and (iii) excess cash flow.

The Credit Agreements contain certain covenants, which among other things, limit the ability of CVET Midco 2 and its restricted subsidiaries to (i) incur additional indebtedness; (ii) pay dividends or make other restricted payments; (iii) make loans and investments; (iv) incur liens; (v) sell assets; (vi) enter into affiliate transactions; (vii) enter into certain sale and leaseback transactions; (viii) enter into agreements restricting the Company’s subsidiaries’ ability to pay dividends; and (ix) merge, consolidate or amalgamate or sell all or substantially all of their property. These covenants are subject to a number of exceptions and qualifications that are described in the Credit Agreements. The Credit Agreements provide for customary events of default which include (subject in certain cases to customary grace and cure periods), among others, nonpayment of principal or interest, failure to comply with other covenants or agreements in the Credit Agreements, failure to pay certain other indebtedness, failure to pay certain final judgments, failure of certain guarantees to be enforceable and certain events of bankruptcy or insolvency. These events of default are subject to a number of qualifications, limitations and exceptions that are described in the Credit Agreements.

Item 1.02. Termination of a Material Definitive Agreement.

Effective as of the Closing Date, all outstanding amounts and obligations under that certain Credit Agreement, dated as of February 7, 2019, by and among the Company, the financial institutions listed therein as lenders, JP Morgan Chase Bank, N.A., as administrative agent and collateral agent for the lenders named therein and the joint bookrunners party thereto (as amended, restated, supplemented or otherwise modified from time to time), were repaid (other than certain letters of credit, which have been cash collateralized by the Company), all outstanding commitments thereunder were terminated and all related security interests and liens were released.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and in Items 3.03, 5.01, 5.02, 5.03 and 8.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.01.

At the effective time of the Merger (the “Effective Time”), in accordance with the terms and conditions set forth in the Merger Agreement, each share of Company common stock outstanding immediately prior to the Effective Time (other than shares of Company common stock owned by (i) Parent or Merger Sub or any of their respective subsidiaries (including the shares of Company common stock transferred by CD&R VFC Holdings, directly or indirectly, to Parent immediately prior to the Effective Time), (ii) the Company as treasury stock and (iii) Company stockholders who had perfected and not withdrawn a demand for appraisal rights in accordance with Section 262 of the Delaware General Corporation Law), was converted into the right to receive cash in an amount equal to $21.00 per share, without interest and subject to any required withholding taxes (the “Merger Consideration”).

In addition, pursuant to the Merger Agreement, at the Effective Time

•

each outstanding option to purchase shares of Company common stock (other than rights to purchase shares of Company common stock under the Company’s Employee Stock Purchase Plan) (each, an “Option”) granted under the Company’s 2019 Omnibus Incentive Compensation Plan, whether vested or unvested, was treated as follows: (i) if the per share of Company common stock exercise price of such outstanding Option was equal to or greater than the Merger Consideration, such Option was terminated and cancelled, without any consideration being payable in respect thereof, and had no further force or effect; and (ii) if the per share of Company common stock exercise price of such Option was less than the Merger Consideration, such Option was terminated and automatically cancelled and exchanged into the right to receive a lump sum cash payment in the amount equal to the (x) the number of shares of Company common stock underlying the Option immediately prior to the Effective Time, multiplied by (y) an amount equal to the Merger Consideration minus the applicable exercise price;

•

each outstanding restricted stock unit that was subject to time-based vesting conditions (a “Restricted Stock Unit”) granted under the Company’s 2019 Omnibus Incentive Compensation Plan that was outstanding or payable as of immediately prior to the Effective Time, whether vested or unvested, became fully vested (to the extent unvested or to the extent such Restricted Stock Unit would not otherwise vest) and was terminated and automatically cancelled and exchanged into the right to receive a lump sum cash payment in the amount equal to (i) the number of shares of Company common stock underlying such Restricted Stock Unit, multiplied by (ii) the Merger Consideration;

•

each outstanding performance restricted stock unit that was subject to performance-based vesting conditions (a “Performance Restricted Stock Unit”) granted under the Company’s 2019 Omnibus Incentive Compensation Plan that was outstanding or payable as of immediately prior to the Effective Time, whether vested or unvested, became fully vested (to the extent unvested or to the extent such Performance Restricted Stock Unit would not otherwise vest) and was terminated and automatically cancelled and exchanged into the right to receive a lump sum cash payment in an amount equal to (a) the number of shares of Company common stock subject to such Performance Restricted Stock Unit that would vest based on the target level of achievement, multiplied by (b) the Merger Consideration; and

•

each share of Company common stock subject to vesting, repurchase or other lapse restriction outstanding immediately prior to the Effective Time became fully vested and was cancelled and converted automatically into the right to receive the Merger Consideration and was treated in the same manner as all other shares of Company common stock for such purposes.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.01.

On October 13, 2022, the Company notified the Nasdaq Global Select Market (“NASDAQ”) that the Merger had been completed, and requested that NASDAQ suspend trading of Company common stock on NASDAQ prior to the opening of trading on October 13, 2022. The Company also requested that NASDAQ file with the U.S. Securities and Exchange Commission (the “SEC”) a notification of removal from listing and registration on Form 25 to effect the delisting of all shares of Company common stock from NASDAQ and the deregistration of such shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, shares of Company common stock will no longer be listed on NASDAQ.

In addition, the Company intends to file a certification on Form 15 with the SEC requesting the termination of registration of all shares of Company common stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to all shares of Company common stock.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and in Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

As a result of the Merger, each share of Company common stock that was issued and outstanding immediately prior to the Effective Time (except as described in Item 2.01 of this Current Report on Form 8-K) was converted, at the Effective Time, into the right to receive the Merger Consideration. Accordingly, at the Effective Time, the holders of such shares of Company common stock ceased to have any rights as stockholders of the Company, other than the right to receive the Merger Consideration.

Item 5.01. Changes in Control of the Registrant.

The information set forth in the Introductory Note and in Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

As a result of the completion of the Merger, a change in control of the Company occurred, and the Company became a subsidiary of Parent.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.02.

Directors

At, and conditioned on the occurrence of, the Effective Time, Deborah G. Ellinger, Paul Fonteyne, Sandra L. Helton, Philip A. Laskawy, Mark J. Manoff, Edward M. McNamara, Steven Paladino, Sandra Peterson, Ravi Sachdev and Sharon Wienbar each resigned from their positions as members of the board of directors of the Company and from any and all committees of the board of directors on which they served. Pursuant to the terms of the Merger Agreement, at the Effective Time, Benjamin Wolin and Matthew J. Foulston, who were directors of Merger Sub immediately before the Effective Time, became directors of the Company.

Officers

The officers of the Company immediately prior to the Effective Time continued as officers of the Company.

Item 5.03. Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

The information contained in the Introductory Note and in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.03.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s Second Amended and Restated Certificate of Incorporation, as in effect immediately prior to the Effective Time, was amended and restated in its entirety (the “Charter”). A copy of the Charter is attached hereto as Exhibit 3.1 and is incorporated herein by reference. Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s Amended and Restated Bylaws, as in effect immediately prior to the Effective Time, were amended and restated in their entirety (the “Bylaws”). A copy of the Bylaws is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 8.01. Other Events.

On October 13, 2022, the Company issued a press release announcing the closing of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1*	Agreement and Plan of Merger, dated as of May 24, 2022, by and among Corgi Bidco, Inc., Corgi Merger Sub, Inc. and Covetrus, Inc. (incorporated herein by reference to Exhibit 2.1 to Covetrus, Inc.’s Current Report on Form 8-K filed on May 25, 2022)

3.1	Third Amended and Restated Certificate of Incorporation of Covetrus, Inc.

3.2	Second Amended and Restated Bylaws of Covetrus, Inc.

99.1	Press Release, dated as of October 13, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules omitted pursuant to item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request, provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act, as amended, for any schedule or exhibit so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COVETRUS, INC.

By:	/s/ Margaret B. Pritchard
Name: Margaret B. Pritchard
Title: General Counsel & Secretary

Date: October 13, 2022